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                      SECURITIES AND EXCHANGE ACT OF 1934
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 1, 1997

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                         INTERNATIONAL HOME FOODS, INC.
             (Exact Name of Registrant as specified in its charter)







          DELAWARE                    333-18859                13-3377322
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)

          1633 LITTLETON ROAD                                    07054
           PARSIPPANY, N.J.                                   (Zip Code)
         (Address of Principal
          Executive Offices)


       Registrant's telephone number, including area code: (201) 359-9920



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 1997, International Home Foods, Inc. (the "Company") consummated the acquisition of substantially all of the assets (the "Assets") of Bumble Bee Seafoods, Inc. and its wholly-owned subsidiaries, Bumble Bee International, Inc., Santa Fe Springs Holding Company and Commerce Distributing Company (collectively, the "Sellers"), pursuant to the terms of an Asset Purchase and Sale Agreement dated as of May 1, 1997 (the "Agreement") by and among the Sellers, on the one hand, and the Company and its wholly-owned subsidiary, Bumble Bee Acquisition Corporation, on the other hand. The aggregate consideration paid for the Assets was approximately $160,000,000 in cash and the assumption of certain liabilities of the Sellers, including trade payables and certain accrued liabilities. The Assets consist primarily of inventory, accounts receivable, property, plant and equipment and trademarks formerly used by the Sellers for the processing and marketing of canned seafood products, principally tuna and salmon, including processing facilities in Puerto Rico, Ecuador and California. The transaction was approved by an order of the Federal Bankruptcy Court for the Southern District of California on June 19, 1997, as part of the bankruptcy proceedings of the Sellers.

     Concurrent with the acquisition of the Assets, the Company amended its existing loan facility with Chase Manhattan Bank. The existing senior secured bank term facilities were increased from $670 million to $750 million and the Company's revolving facility was increased from $100 million to $140 million. The Company financed the purchase of the Assets with the $80 million increase in the term facility and a $30 million draw on the Company's bank revolver, with the balance of the purchase price provided from the Company's available cash balances as of the date of the closing.

     The Company intends to maintain the plant and equipment acquired for the processing and canning of seafood products and to continue the employ of substantially all of the Seller's former 1700 employees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)      Financial Statements of Business Acquired.

        (b)      Pro Forma Financial Information.

     In accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements of the Sellers called for by Item 7(a) of Form 8-K and Rule 3-05 of Regulation S-X, and the pro forma financial information called for by Item 7(b) of Form 8-K and Article XI of Regulation S-X, will be filed by amendment as soon as practicable but not later than September 15, 1997.

        (c) Exhibits. The following exhibit is filed herewith in accordance with Item 601 of Regulation S-K:


Exhibit No.    Description
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2.1            Asset Purchase and Sale Agreement dated as of May 1, 1997, by and among Bumble Bee Seafoods, Inc., Bumble Bee International,
               Inc., Commerce Distributing Company and Santa Fe Springs
               Holding Company, as Sellers, and International Home Foods,
               Inc. and Bumble Bee Acquisition Corporation, its wholly-owned subsidiary, as Buyer.


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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INTERNATIONAL HOME FOODS, INC.
                                        (Registrant)



Date:  July 16, 1997                    By: /s/ N. MICHAEL DION
                                            -----------------------------------
                                            N. Michael Dion
                                            Chief Financial Officer



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                               INDEX TO EXHIBITS

2.1 Asset Purchase and Sale Agreement dated as of May 1, 1997, by and among Bumble Bee Seafoods, Inc., Bumble Bee International, Inc., Commerce Distributing Company and Santa Fe Springs Holding Company, as Sellers, and International Home Foods, Inc. and Bumble Bee Acquisition Corporation, its wholly-owned subsidiary, as Buyer.